UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 17, 2017, Vectrus, Inc. announced that the U.S. Government published a Notice of Intent to award a modification to extend the Kuwait base operations and security support services (also known as K-BOSSS) contract, performed by Vectrus Systems Corporation, from March 29, 2017 to March 28, 2018.

On March 23, 2017, the U.S. Government published a notice that Vectrus Systems Corporation was awarded a $521,591,126 modification to the K-BOSSS contract. Work will be performed in Kuwait with an estimated completion date of March 28, 2018. The modification continues critical base operations support and security support services throughout the Kuwait area of responsibility including forms, publications, and reproductive services; Army postal operations; operations; logistics; information management; public works; environmental services; medical administrative support; installation services; security services; fire services; and emergency services.

In 2016, the K-BOSSS program contributed approximately $438 million dollars or 37% of revenue.

Vectrus expects to update its 2017 financial guidance at a later date to reflect the full-year contribution from the K-BOSSS modification.

This information is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary